C.H. Robinson Worldwide, Inc.

8100 Mitchell Road, Suite 200

Eden Prairie, Minnesota 55344

Chad Lindbloom, vice president and chief financial officer (952) 937-7779

Angie Freeman, investor relations (952) 937-7847

FOR IMMEDIATE RELEASE

C.H. ROBINSON REPORTS FIRST QUARTER RESULTS

MINNEAPOLIS, April 24, 2007 - C.H. Robinson Worldwide, Inc. ("C.H. Robinson") (NASDAQ: CHRW), today reported financial results for the quarter ended March 31, 2007.

Summarized financial results for the quarter ended March 31 are as follows (dollars in thousands, except per share data):

	Three months ended March 31,
	2007	2006	% Change

Gross profits	$ 296,930	$ 255,057	16.4%
Operating income	115,189	92,434	24.6%
Net income	72,965	58,114	25.6%
Diluted EPS	$ 0.42	$ 0.33	27.3%

Total Transportation gross profits increased 17.7 percent to $262.4 million in the first quarter of 2007 from $223.0 million in the first quarter of 2006. Our Transportation gross profit margin increased to 20.2 percent in 2007 from 18.3 percent in 2006.

The increase in our Transportation gross profit margin in the first quarter was due to an increase in our truck transportation gross profit margins, which expanded due to more widely available truck capacity in the marketplace. We also had faster growth in our miscellaneous transportation management services business, which has a higher gross profit margin than our Transportation business overall.

Our truck transportation gross profits increased 17.4 percent in the first quarter of 2007. Our growth was driven by both increased margins and increased volumes.

Our intermodal gross profits increase of 18.3 percent in the first quarter resulted from an increase in gross profit margins, due to a mix shift to more long-haul freight, which typically has higher margins. Our volumes were consistent with the first quarter of 2006, as the trucking environment in the first quarter of 2007 made truck rates more competitive.

In our international freight forwarding business, our air and ocean gross profits combined increased 16 percent in the first quarter of 2007.

Miscellaneous transportation gross profits consist primarily of transportation management fees, customs brokerage fees, and warehouse and cross-dock services. The increase of 29.7 percent in the first quarter was driven primarily by increases in our transportation management business.

For the first quarter, Sourcing gross profits increased 7.1 percent to $23.9 million in 2007 from $22.3 million in 2006. Our Sourcing gross profit margins declined from 8.2 percent in 2006 to 7.7 percent in 2007 due to higher market prices for certain produce commodities, caused primarily by weather issues.

For the first quarter, operating expenses increased 11.8 percent to $181.7 million in 2007 from $162.6 million in 2006. This was due to an increase of 11.4 percent in personnel expenses and an increase of 12.9 percent in selling, general and administrative expenses.

As a percentage of gross profits, operating expenses decreased to 61.2 percent in the first quarter of 2007 from 63.8 percent in the first quarter of 2006. This decrease was due to a decline in personnel expenses as a percentage of gross profits from 49.9 percent to 47.7 percent. Expenses related to our restricted stock program and various other incentive plans are based on growth in our earnings. Our earnings grew slower in the first quarter of 2007 than in the first quarter of 2006, which resulted in a decline in personnel expense as a percentage of gross profit.

Founded in 1905, C.H. Robinson Worldwide, Inc., is one of the largest non-asset based third party logistics companies in the world. C.H. Robinson is a global provider of multimodal transportation services and logistics solutions, currently serving over 25,000 customers through a network of 214 offices in North America, South America, Europe, and Asia. C.H. Robinson maintains one of the largest networks of motor carrier capacity in North America and works with approximately 45,000 carriers worldwide.

Except for the historical information contained herein, the matters set forth in this release are forward-looking statements that represent our expectations, beliefs, intentions or strategies concerning future events. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our historical experience or our present expectations, including, but not limited to such factors as market demand and pressures on the pricing for our services; competition and growth rates within the third-party logistics industry; freight levels and availability of truck capacity or alternative means of transporting freight, and changes in relationships with existing truck, rail, ocean and air carriers; changes in our customer base due to possible consolidation among our customers; our ability to integrate the operations of acquired companies with our historic operations successfully; risks associated with litigation and insurance coverage; risks associated with operations outside of the U.S.; risks associated with the produce industry, including food safety and contamination issues; changing economic conditions such as general economic slowdown, decreased consumer confidence, fuel shortages and the impact of war on the economy; and other risks and uncertainties detailed in our Annual and Quarterly Reports.

Conference Call Information:

C.H. Robinson Worldwide First Quarter 2007 Earnings Conference Call

Wednesday, April 25, 2007 10:00 a.m. Eastern time

Live webcast available through Investor Relations link at www.chrobinson.com

Telephone access:800-257-7063

Webcast replay available through April 28, 2007; Investor Relations link at www.chrobinson.com

Telephone audio replay available until 12:59 a.m. Eastern Time on April 28, 2007: 800-405-2236; passcode:11087430#

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(In thousands, except per share data)

	Three months ended March,
	2007	2006
Gross Revenues:
Transportation	$ 1,300,418	$ 1,215,909
Sourcing	308,297	273,422
Information Services	10,610	9,784
Total gross revenues	1,619,325	1,499,115
Gross Profits:
Transportation
Truck	229,139	195,133
Intermodal	9,380	7,931
Ocean	9,246	8,824
Air	6,834	5,044
Miscellaneous	7,828	6,035
Total transportation	262,427	222,967
Sourcing	23,893	22,306
Information Services	10,610	9,784
Total gross profits	296,930	255,057

Operating costs and expenses:
Personnel expenses	141,776	127,211
Selling, general, and administrative expenses	39,965	35,412
Total operating expenses	181,741	162,623
Income from operations	115,189	92,434

Investment and other income	3,596	2,665

Income before provision for income taxes	118,785	95,099
Provision for income taxes	45,820	36,985
Net income	$ 72,965	$ 58,114

Net income per share (basic)	$ 0.43	$ 0.34
Net income per share (diluted)	$ 0.42	$ 0.33
Weighted average shares outstanding (basic)	171,183	171,219
Weighted average shares outstanding (diluted)	174,888	175,267

CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands)

	March 31, 2007	December 31, 2006

Assets
Current assets:
Cash and cash equivalents	$ 335,990	$ 348,592
Available-for-sale securities	126,824	124,767
Receivables, net	801,239	764,995
Other current assets	27,530	17,794
Total current assets	1,291,583	1,256,148

Property and equipment, net	86,369	82,071
Intangible and other assets	304,720	293,474
	$ 1,682,672	$ 1,631,693

Liabilities and stockholders' investment
Current liabilities:
Accounts payable and outstanding checks	$ 583,892	$ 540,129
Accrued compensation	34,006	98,408
Other accrued expenses	76,882	48,412
Total current liabilities	694,780	686,949

Long term liabilities	1,189	1,022
Total liabilities	695,969	687,971

Total stockholders' investment	986,703	943,722
	$ 1,682,672	$ 1,631,693

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (unaudited) (In thousands, except operational data)
	Three months ended March 31,

	2007	2006
Operating activities:
Net income	$ 72,965	$ 58,114
Stock-based compensation	12,197	14,529
Depreciation and amortization	6,552	5,567
Other non-cash expenses, net	(1,946)	(1,244)
Net changes in operating elements	(34,589)	(20,872)
Net cash provided by operating activities	55,179	56,094

Investing activities:
Net property additions	(10,038)	(6,477)
Cash paid for acquisitions	(9,261)	(7,974)
Purchases of available-for-sale securities	(37,322)	(39,163)
Sales/maturities of available-for-sale securities	35,933	37,489
Other assets, net	167	1,750
Net cash used for investing activities	(20,521)	(14,375)

Financing activities:
Net repurchases of common stock	(22,646)	(243)
Excess tax benefit from stock based compensation plans	5,630	6,708
Cash dividends	(31,348)	(22,589)
Net cash used for financing activities	(48,364)	(16,124)
Effect of exchange rates on cash	1,104	204

Net change in cash and cash equivalents	(12,602)	25,799
Cash and cash equivalents, beginning of period	348,592	230,628
Cash and cash equivalents, end of period	$ 335,990	$ 256,427

	As of March 31,
	2007	2006
Operational Data:
Employees	6,834	5,970
Branches	214	199

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